UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of Earliest Event Reported):
October 1, 2021
Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware
001-38695
64-0500378
(State or other jurisdiction of
incorporation)
(Commission File Number)
(IRS Employer Identification No.)

1052 Highland Colony Pkwy
,
Suite 200
,
Ridgeland
,
MS
39157
(Address of principal executive offices (zip code))

601
-
948-6813
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions (see General Instruction A.2 below):
☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the

Act:
Title of each class
Trading
Symbol(s) Name of each exchange on which registered
Common Stock, $0.01 par value per share
CALM
The
NASDAQ

Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.
☐

Item

5.02

–

Departure

of

Directors

or

Certain

Officers;

Election

of

Directors;

Appointment

of

Certain

Officers;
Compensatory Arrangements of Certain Officers
On October 1,

2021, Cal-Maine Foods,

Inc. (the “Company”)

issued a press release

announcing the appointment

of Jeff Hardin
as Senior Vice President of Sales, effective October 1, 2021. A copy of the Company’s press release is attached hereto as Exhibit
99.1 to this Current Report.
Item 5.07 – Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting of Stockholders was held on October 1, 2021.
Proposal No. 1: Election of Directors.
The following persons were nominated and elected to serve

as members of the Board of
Directors until our next annual meeting of stockholders and until their successors are elected and qualified.
Nominees for the Board of Directors of the Company:
Names Votes For Votes Withheld Non-Votes
Adolphus B. Baker 70,478,159 15,832,092 3,029,326
Max P. Bowman 82,130,951 4,179,300 3,029,326
Letitia C. Hughes 80,959,514 5,350,737 3,029,326
Sherman L. Miller 83,419,348 2,890,903 3,029,326
James E. Poole 81,209,102 5,101,149 3,029,326
Steve W. Sanders 83,313,578 2,996,673 3,029,326
Camille S. Young 83,902,690 2,407,561 3,029,326
Proposal No. 2:

Ratification of

the selection

of Frost, PLLC

as the

independent registered public

accounting firm

for
the Company for fiscal 2022.

The Company’s stockholders approved the proposal by the following vote:
Votes For Votes Against Abstentions Non-Votes
89,203,504 79,192 56,881 N/A
Item 9.01 – Financial Statements and Exhibits
(d)

Exhibits
Exhibit
Number Description
99.1
Press Release issued by the Company on October 1, 2021
104 Cover Page Interactive Data File, (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.
Date: October 1, 2021
By:

/s/ Max P. Bowman

Max P. Bowman

Director, Vice President, and Chief Financial Officer